                                                                     Exhibit 7.2

________________________________________________________________________________








                                  INCO LIMITED



                                       TO



                              THE BANK OF NEW YORK
                                           Trustee

                               ___________________



                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of March 31, 1992



                                       To



                                    INDENTURE
                            Dated as of June 29, 1989


                               ___________________









________________________________________________________________________________

     FIRST SUPPLEMENTAL INDENTURE, dated as of March 31, 1992, between INCO LIMITED, a corporation duly organized and existing under the laws of Canada (herein called the "Company"), having its principal office at Royal Trust Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1N4 and THE BANK OF NEW YORK, a corporation duly incorporated and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                                    RECITALS

     The Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of June 29, 1989 (herein called the "Indenture"), pursuant to which one or more series of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture as set forth herein with respect to any series of Securities issued after the date hereof.

     Sections 901(4) and 901(9) of the Indenture provide that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form, to correct or supplement any provisions of the Indenture which may be inconsistent with other provisions of the Indenture, or to make other provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officers' Certificate stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with, and (iii) a copy of the resolutions of its Board of Directors certified by its Secretary pursuant to which this First Supplemental Indenture has been authorized.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of any series of Securities issued after the date hereof, with respect to any series of Securities issued after the date hereof, as follows:

                                   ARTICLE ONE

     SECTION 101. Section 101 of the Indenture is amended to include therein the following provisions and amendments:

     (i)   After the definition of Attributable Debt:

     "'Authenticating Agent' means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities."

     (ii)  After the definition of Defaulted Interest:

     "'Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to
Section 301, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and if at any time there is more than one such Person, 'Depositary' as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series."

     (iii) After the definition of Generally Accepted Accounting Principles:

     "'Global Security' or 'Global Securities' means a Security or Securities, as the case may be, in the form prescribed in Section 204 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee."

     (iv) The definition of Indenture is hereby amended to read in its entirety as follows:

     "'Indenture' means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and shall include the terms of particular series of Securities established as contemplated by Section 301.

     (v) The definition of Outstanding in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

     "'Outstanding', when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor."

          (vi) The definition of Trust Indenture Act in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

     "'Trust Indenture Act' means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, 'Trust Indenture Act' means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended."

     SECTION 102. Section 107 of the Indenture is hereby amended to read in its entirety as follows:

     "Section 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be."

     SECTION 103. Section 204 of the Indenture is renumbered Section 205, and a new Section 204 is added, to read in its entirety as follows:

     "Section 204. Form of Legend for Global Securities.

     Every Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form, subject to modification as required by a
Depositary: 'This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.'"

     SECTION 104. Section 301 of the Indenture is amended by:

     (i) inserting in the paragraph which begins, "the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest," the phrase "or method by which such date or dates shall be determined, the date on which payment of such interest will commence," after the phrase "the dates or dates from which such interest shall accrue" and before the phrase "the Interest Payment Dates on which such interest shall be payable."

     (ii) renumbering paragraph (13) to paragraph (15) and inserting the following as paragraph (14): "(14) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities."

     SECTION 105. Section 305 of the Indenture is hereby amended by:

     (i) inserting the phrase "and of like tenor" in the last paragraph thereof, after the phrase "of that series" and before the phrase "selected for redemption under Section 1103."

     (ii) inserting at the end of said Section 305 the following paragraphs:

     "Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (a) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (b) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (iv) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 301. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

     Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security."

     SECTION 106. Section 308 of the Indenture is hereby amended by appending to the end of said Section 308 the following paragraph:

     "No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security."

     SECTION 107. Section 310 of the Indenture is hereby amended by inserting the following phrase at the end of the Section:

     "For the foregoing purposes, with respect to any particular series of Securities, each year of 360 days and the period of twelve 30-day months comprised in such year shall be deemed to commence on the day of the month from which interest on the Securities of such series is expressed to accrue upon the original issue thereof."

     SECTION 108. Section 501 of the Indenture is hereby amended by inserting immediately after the last paragraph thereof the following paragraph:

     "Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 501 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 501."

     SECTION 109. Section 502 of the Indenture is hereby amended by inserting immediately following the last paragraph thereof the following paragraph:

     "Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, pursuant to this Section 502 with respect to Securities of any series all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have received such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 502."

     SECTION 110. The following paragraph is inserted immediately following paragraph (2) of Section 512 of the Indenture:

     "Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of

Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 512."

     SECTION 111. The following paragraph is inserted immediately following paragraph (2) of Section 513 of the Indenture:

     "The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect."

     SECTION 112. Section 614 of the Indenture is renumbered Section 615, and a new Section 614 is added, to read in its entirety as follows:

     "Section 614. Appointment of Authenticating Agent.

     At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. The Trustee shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall in a written agreement delivered to the Trustee and to the

Company accept such appointment and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        As Trustee


                                        By
                                           -------------------------------------
                                           As Authenticating Agent


                                        By
                                           -------------------------------------
                                           Authorized Officer"


     SECTION 113. The following paragraph is inserted immediately before the last paragraph of Section 902 of the Indenture:

     "The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect."

     SECTION 114. The following paragraph is inserted at the end of Section 1010 of the Indenture:

     "The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least 66-2/3% in principal amount of the Outstanding Securities of such series shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect."

     SECTION 115. Section 1102 of the Indenture is hereby amended by inserting in the second sentence thereof the phrase ", of the tenor, if applicable, of the Securities to be redeemed," after the phrase "notify the Trustee of such Redemption Date" and before the phrase "and of the principal amount".

     SECTION 116. The first paragraph of Section 1103 of the Indenture is hereby amended to read as follows:

     "If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities of a specified tenor to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and of the tenor subject to such redemption and not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof), of the principal amount of Securities of such series and specified tenor of a denomination larger than the minimum authorized denomination for Securities of that series and specified tenor."

     SECTION 117. Section 1107 of the Indenture is hereby amended to insert the following sentence at the end of the paragraph:

     "If a Global Security is so surrendered, such new Security so issued shall be a new Global Security."

     SECTION 118. Section 1601 of the Indenture is hereby amended to read in its entirety as follows:

          "The Company may at its option by Board Resolution, at any time, with respect to the Securities of any series, elect to have either Section 1602 (if applicable) or Section 1603 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Sixteen."

     SECTION 119. Section 1602 of the Indenture is hereby amended by removing the phrase captioned (D) and replacing it with the following:

          "(D) this Article Sixteen. Subject to compliance with this Article Sixteen, the Company may exercise its option under this Section 1602 with respect to Securities of any series notwithstanding the prior exercise of its option under Section 1603 with respect to the Securities of such series."

     SECTION 120. Section 1604 of the Indenture is hereby amended by removing the first parenthetical phrase of paragraph (1) and replacing it with the following:

          "(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Sixteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series."

     SECTION 121. Section 1605 of the Indenture is hereby amended by removing the third paragraph and replacing it in its entirety with the following:

          "Anything in this Article Sixteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 1604 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance."

                                   ARTICLE II

     SECTION 201. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                              ____________________


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      INCO LIMITED



                                      By /s/ Ian McDougall
                                         ---------------------------------------
                                         Ian McDougall
                                         Vice-Chairman & Chief Financial Officer



                                      By /s/ Anthony J. Sabatino
                                         ---------------------------------------
                                         Anthony J. Sabatino
                                         Vice-President & Treasurer



                                      THE BANK OF NEW YORK, AS TRUSTEE


                                      By /s/ Lloyd A. McKenzie
                                         ---------------------------------------
                                         Assistant Vice President


Attest:

/s/ RFF
--------------------------------------

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


     On the 30th day of March, 1992, before me personally came Scott M. Hand, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice- President, General Counsel and Secretary of INCO LIMITED, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        /s/ Michele Cerro
                                        ----------------------------------------
                                        Notary Public

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


     On the 30th day of March, 1992, before me personally came Anthony J. Sabatino, to me known, who, being by me duly sworn, did depose and say that he is Vice- President and Treasurer of INCO LIMITED, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        /s/ Michele Cerro
                                        ----------------------------------------
                                        Notary Public

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


     On the 31st day of March, 1992, before me personally came Lloyd A. Mckenzie, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice-President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        /s/ Robert Schneck
                                        ----------------------------------------
                                        Notary Public